Pilgrim’s Pride Reports Q1 Net Sales of $2.72 Billion, Operating Income of $137 Million and GAAP EPS of $0.34

GREELEY, Colo., May 1, 2019 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) reports first quarter 2019 financial results.

First Quarter Highlights

•	Net Sales of $2.72 billion.

•	Net Income of $84.0 million.

•	Operating Income margins of 6.1% in U.S., 2.9% in Mexico and 2.5% in Europe operations, respectively.

•	Adjusted EBITDA of $204.4 million (or a 7.5% margin), and Adjusted EPS of $0.35.

•
Significant sequential rebound in U.S. operations vs. Q4, driven by stronger markets as feature activities tracked much closer to seasonality. Our balanced portfolio has continued to evolve, realizing the results of investments made over the past few years to further widen our products and brands, strengthen key customer relationships, and improve margin consistency.

•
Weaker than seasonal markets in Mexico impacted results but conditions are already improving in Q2. Diversification into premium Pilgrim’s brand is gaining momentum and producing strong results, together with significant growth in Prepared Foods.

•	In-line with the industry, Europe continued to be impacted by a substantial increase in input costs. We are offsetting the increase through capture of synergies and adjustments in pricing models.

Unaudited, In Millions, Except Per Share and Percentages
	Thirteen Weeks Ended
	Mar 31, 2019	Apr 1, 2018	Change
Net Sales	$2,724.7	$2,746.7	-0.8%
GAAP EPS	$0.34	$0.48	-29.2%
Operating Income	$137.0	$201.6	-32.0%
Adjusted EBITDA (1)	$204.4	$271.8	-24.8%
Adjusted EBITDA Margin (1)	7.5%	9.9%	-2.4pts

(1)	Reconciliations for non-GAAP measures are provided in subsequent sections within this release.

“After a very challenging market in 2018, we experienced a much better environment within our U.S. operations during Q1 particularly in commodity large bird deboning, with demand from retailers and QSR operators rebounding as they recognized the value of chicken. Feature activities normalized to seasonal levels throughout the quarter and the momentum has been sustained into early Q2. Commodity boneless prices have already surpassed levels from a year ago and are close to the five-year average, while wing prices are near historical highs. We have been heavily investing in further differentiating our portfolio to increase our capacities and capabilities to meet customer expectations. The investments in the operations and the focus of our people have yielded an increase in performance, and further growth prospects remain available. We are driving growth while continuing to pursue future opportunities by intensifying our efforts in innovation and marketing. We expect value added, differentiated products to account for a larger portion of our total results over the next few years as we continue to reduce the volatility of our commodity sales mix,” stated Jayson Penn, Chief Executive Officer of Pilgrim's.

“Market balance dynamics in Mexico were weaker than seasonal in Q1. Better than expected growing conditions and softer demand have impacted prices. Chicken demand was also affected by more availability of imported pork from the U.S. during the quarter but we believe chicken demand can continue to grow in-line with historical rates longer term. The environment has already started to recover in Q2 and prices have begun to react positively, with growing conditions reverting back to normal, demand improving, and competition from pork imports declining. Our Prepared Foods have continued to grow at a double digit rate and are generating great results under both premium Pilgrim’s and Del Dia brands to drive the evolution of our Mexican portfolio towards more differentiated, higher-value products giving us a clear path to margin expansion.”

“In-line with the whole industry, our European operations continued to be impacted by a substantial increase in input costs, including feed ingredients, higher utilities, labor and packaging. These increases were partially offset by cost reduction initiatives, synergies and price adjustments some of which have taken slightly longer than expected to be passed on and reflected in customer contracts. Despite the impact in results, we expect an improvement month over month as we adjust our prices based on key customer’s contracts and expect the full recovery within our pricing models.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, May 2, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc190502.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through August 2, 2019.

About Pilgrim’s Pride

Pilgrim’s employs approximately 52,100 people and operates chicken processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Dunham Winoto
Director, Investor Relations
IRPPC@pilgrims.com
(970) 506-8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2019	December 30, 2018
	(Unaudited)
	(In thousands)
Cash and cash equivalents	$378,518	$338,386
Restricted cash and cash equivalents	20,373	23,192
Trade accounts and other receivables, less allowance for doubtful accounts	564,055	561,549
Accounts receivable from related parties	854	1,331
Inventories	1,166,002	1,159,519
Income taxes receivable	31,985	38,479
Prepaid expenses and other current assets	124,265	112,023
Assets held for sale	178	178
Total current assets	2,286,230	2,234,657
Deferred tax assets	4,166	4,248
Other long-lived assets	16,275	16,717
Identified intangible assets, net	569,870	564,128
Goodwill	970,640	949,750
Operating lease assets, net	330,040	—
Property, plant and equipment, net	2,195,706	2,161,702
Total assets	$6,372,927	$5,931,202

Accounts payable	$818,482	$830,059
Accounts payable to related parties	5,550	7,269
Revenue contract liability	25,812	33,328
Accrued expenses and other current liabilities	472,365	386,941
Income taxes payable	7,884	8,221
Current maturities of long-term debt	27,637	30,405
Total current liabilities	1,357,730	1,296,223
Noncurrent operating lease liability, less current maturities	252,281	—
Long-term debt, less current maturities	2,303,735	2,295,190
Noncurrent income taxes payable	7,731	7,731
Deferred tax liabilities	236,931	237,422
Other long-term liabilities	70,019	75,051
Total liabilities	4,228,427	3,911,617
Common stock	2,609	2,604
Treasury stock	(231,994)	(231,994)
Additional paid-in capital	1,947,013	1,945,136
Retained earnings	505,899	421,888
Accumulated other comprehensive loss	(88,926)	(127,834)
Total Pilgrim’s Pride Corporation stockholders’ equity	2,134,601	2,009,800
Noncontrolling interest	9,899	9,785
Total stockholders’ equity	2,144,500	2,019,585
Total liabilities and stockholders’ equity	$6,372,927	$5,931,202

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Thirteen Weeks Ended
	March 31, 2019	April 1, 2018
	(In thousands, except per share data)
Net sales	$2,724,675	$2,746,678
Cost of sales	2,505,736	2,459,013
Gross profit	218,939	287,665
Selling, general and administrative expense	81,924	85,283
Administrative restructuring activity	(27)	789
Operating income	137,042	201,593
Interest expense, net of capitalized interest	33,562	50,300
Interest income	(3,340)	(1,590)
Foreign currency transaction losses (gains)	2,636	(1,721)
Miscellaneous, net	(357)	(1,617)
Income before income taxes	104,541	156,221
Income tax expense	20,416	36,997
Net income	84,125	119,224
Less: Net income (loss) attributable to noncontrolling interests	114	(194)
Net income attributable to Pilgrim’s Pride Corporation	$84,011	$119,418

Weighted average shares of common stock outstanding:
Basic	249,167	248,838
Effect of dilutive common stock equivalents	390	151
Diluted	249,557	248,989

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.34	$0.48
Diluted	$0.34	$0.48

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fifty-three weeks ended
	March 31, 2019	April 1, 2018
	(In thousands)
Cash flows from operating activities:
Net income	$84,125	$119,224
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	67,182	67,444
Loan cost amortization	1,201	1,757
Noncash loss on early extinguishment of debt	—	3,918
Foreign currency transaction loss related to borrowing arrangements	(1,034)	5,745
Amortization of premium related to Senior Notes	(167)	(167)
Accretion of discount related to Senior Notes	246	76
Impairment expense	—	470
Loss on property disposals	(108)	80
Gain on equity method investment	(16)	(16)
Share-based compensation	1,882	1,273
Deferred income tax expense (benefit)	(4,089)	(4,735)
Changes in operating assets and liabilities:
Trade accounts and other receivables	2,381	(61,945)
Inventories	(1,368)	19,541
Prepaid expenses and other current assets	(11,479)	(20,777)
Accounts payable, accrued expenses and other current liabilities	(21,968)	(29,171)
Income taxes	6,579	(98,784)
Long-term pension and other postretirement obligations	(1,315)	(2,759)
Other operating assets and liabilities	(1,683)	(534)
Cash provided by operating activities	120,369	640
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(87,941)	(76,681)
Business acquisition	—	—
Proceeds from property disposals	539	1,021
Cash used in investing activities	(87,402)	(75,660)
Cash flows from financing activities:
Proceeds from revolving line of credit and long-term borrowings	67,193	502,341
Payments on revolving line of credit, long-term borrowings and capital lease obligations	(62,293)	(433,550)
Proceeds from equity contribution under Tax Sharing Agreement between JBS USA Food Company Holdings and Pilgrim's Pride Corporation	(525)	5,558
Payment of capitalized loan costs	(458)	(4,061)
Cash provided by (used in) financing activities	3,917	70,288
Effect of exchange rate changes on cash and cash equivalents	429	6,669
Increase (decrease) in cash, cash equivalents and restricted cash	37,313	1,937
Cash, cash equivalents and restricted cash, beginning of period	361,578	589,531
Cash, cash equivalents and restricted cash, end of period	$398,891	$591,468

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (i) income (loss) attributable to non-controlling interests, (ii) restructuring charges, (iii) reorganization items, (iv) losses on early extinguishment of debt and (v) foreign currency transaction losses (gains). EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the US (“GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended
	March 31, 2019	April 1, 2018
	(In thousands)
Net income	$84,125	$119,224
Add:
Interest expense, net	30,222	48,710
Income tax expense (benefit)	20,416	36,997
Depreciation and amortization	67,182	67,444
EBITDA	201,945	272,375
Add:
Foreign currency transaction losses (gains)	2,636	(1,721)
Acquisition charges	—	179
Restructuring activity	(27)	789
Minus:
Net income (loss) attributable to noncontrolling interest	114	(194)
Adjusted EBITDA	$204,440	$271,816

The summary unaudited consolidated income statement data for the twelve months ended March 31, 2019 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the three months ended April 1, 2018 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 30, 2018 and (2) the applicable audited consolidated income statement data for the three months ended March 31, 2019.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	LTM Ended
	July 1, 2018	September 30, 2018	December 30, 2018	March 31, 2019	March 31, 2019
	(In thousands)
Net income (loss)	$106,344	$29,463	$(8,227)	$84,125	$211,705
Add:
Interest expense, net	35,433	31,093	33,765	30,222	130,513
Income tax expense	38,522	30,848	(20,944)	20,416	68,842
Depreciation and amortization	70,278	71,971	68,207	67,182	277,638
Minus:
Amortization of capitalized financing costs	2,453	944	1,232	—	4,629
EBITDA	248,124	162,431	71,569	201,945	684,069
Add:
Foreign currency transaction losses (gains)	5,630	(6,711)	19,962	2,636	21,517
Acquisition charges	125	16	—	—	141
Restructuring activity	1,135	257	2,584	(27)	3,949
Other nonrecurring losses and expenses	3,298	164	16,023	—	19,485
Minus:
Net income (loss) attributable to noncontrolling interest	(197)	153	(903)	114	(833)
Adjusted EBITDA	$258,509	$156,004	$111,041	$204,440	$729,994

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by Net Revenue for the applicable period.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin

(Unaudited)	Thirteen Weeks Ended		Thirteen Weeks Ended
	March 31, 2019	April 1, 2018	March 31, 2019	April 1, 2018
	(In thousands)
Net income from continuing operations	$84,125	$119,224	3.09%	4.34%
Add:
Interest expense, net	30,222	48,710	1.11%	1.77%
Income tax expense	20,416	36,997	0.75%	1.35%
Depreciation and amortization	67,182	67,444	2.46%	2.46%
EBITDA	201,945	272,375	7.41%	9.92%
Add:
Foreign currency transaction losses (gains)	2,636	(1,721)	0.09%	(0.06)%
Acquisition charges	—	179	—%	—%
Restructuring activity	(27)	789	—%	0.03%
Minus:
Net income (loss) attributable to noncontrolling interest	114	(194)	—%	(0.01)%
Adjusted EBITDA	$204,440	$271,816	7.50%	9.90%

Net sales	$2,724,675	$2,746,678

A reconciliation of net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share to adjusted net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Earnings

(Unaudited)	Thirteen Weeks Ended
	March 31, 2019	April 1, 2018
	(In thousands, except per share data)
Net income attributable to Pilgrim's Pride Corporation	$84,011	$119,418
Adjustments, net of tax:
Loss on early extinguishment of debt	—	12,895
Acquisition charges and restructuring activity	(27)	968
Foreign currency transaction losses (gains)	2,636	(1,721)
Income before loss on early extinguishment of debt, acquisition charges and restructuring activity, and foreign currency transaction losses (gains)	86,620	131,560
Weighted average diluted shares of common stock outstanding	249,557	248,989
Income before loss on early extinguishment of debt, acquisition charges and restructuring activity, and foreign currency transaction losses (gains) per common diluted share	$0.35	$0.53

A reconciliation of GAAP earnings per share (EPS) to adjusted earnings per share (EPS) is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS

(Unaudited)	Thirteen Weeks Ended
	March 31, 2019	April 1, 2018
	(In thousands, except per share data)
GAAP EPS	$0.34	$0.48
Adjustments, net of tax:
Loss on early extinguishment of debt	—	0.05
Foreign currency transaction losses (gains)	0.01	(0.01)
Adjusted EPS	$0.35	$0.53

Weighted average diluted shares of common stock outstanding	249,557	248,989

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data

(Unaudited)	Thirteen Weeks Ended
	March 31, 2019	April 1, 2018
	(In thousands)
Sources of net sales by country of origin:
US	$1,883,591	$1,841,105
Europe	514,962	544,300
Mexico	326,122	361,273
Total net sales	$2,724,675	$2,746,678

Sources of cost of sales by country of origin:
US	$1,713,419	$1,658,734
Europe	485,378	501,568
Mexico	306,963	298,735
Elimination	(24)	(24)
Total cost of sales	$2,505,736	$2,459,013

Sources of gross profit by country of origin:
US	$170,172	$182,370
Europe	29,584	42,733
Mexico	19,159	62,538
Elimination	24	24
Total gross profit	$218,939	$287,665

Sources of operating income by country of origin:
US	$114,840	$127,286
Europe	12,714	21,413
Mexico	9,464	52,870
Elimination	24	24
Total operating income	$137,042	$201,593